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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                January 5, 1999
                       ----------------------------------
                                 Date of Report
                       (Date of Earliest Event Reported)


                        BERTHEL GROWTH & INCOME TRUST I
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    33-89506
                           --------------------------
                            (Commission File Number)


          Delaware                                             52-1915821
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(State or other jurisdiction                                 (IRS Employer
      if incorporation)                                  Identification Number)


  100 Second Street, S.E., Cedar Rapids, Iowa                   52401
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:     (319) 365-2506
                                                   ------------------------
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Item 5.         Other Events.

     On February 5, 1999, Mary Quass was elected to serve as an Independent Trustee of Berthel Growth & Income Trust I. Ms. Quass fills the seat vacated by Henry Royer, who resigned as an Independent Trustee of the trust effective February 5, 1999. Mr. Royer continues to be associated with the business of the Trust in the role of Executive Managing Director of Berthel Fisher & Company Planning, Inc., the Trust Advisor.

     Ms. Mary Quass, age 49, is the President and Chief Executive Officer of Central Star Communications, Inc., located in Cedar Rapids, Iowa. She has served in that capacity since January, 1998. She oversees all aspects of fifty regional radio stations operated by Central Star Communications, Inc. Ms. Quass served as President and Chief Executive Officer of Quass Broadcasting Company, Inc. from 1988 until 1998, when Quass Broadcasting Company, Inc. merger with Capstar Broadcasting Partners to form Central Star Communications, Inc. Ms. Quass received her Bachelor of Arts degree in Marketing and Home Economics from the University of Northern Iowa in Cedar Falls, Iowa, in 1992. Ms. Quass serves on the Board of Directors of United Fire & Casualty Company (1998 to present) and Firstar Bank Cedar Rapids, N.A. (1993 to present). Ms. Quass also serves on numerous foundation, trust and company boards throughout eastern Iowa.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 12, 1999           BERTHEL GROWTH & INCOME TRUST I
                                   By:   Berthel Fisher & Company Planning, Inc.
                                         Trust Advisor




                                   By __________________________________________
                                   THOMAS J. BERTHEL, Chief Executive Officer
                                   (principal executive officer)



                                   By __________________________________________
                                   RONALD O. BRENDENGEN, Chief Financial Officer and Treasurer (principal financial officer)